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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported)
                               March 25, 1998

                          SYQUEST TECHNOLOGY, INC.
           (Exact name of registrant as specified in its charter)

                                  Delaware
               (State or other jurisdiction of incorporation)

        0-19674                                           94-2793941
(Commission File Number)                       (IRS Employer Identification No.)


              47071 Bayside Parkway, Fremont, California 94538
             (Address of principal executive offices) (Zip Code)


             Registrant's telephone number, including area code
                               (510) 226-4000


                               Not Applicable
       (Former name or former address, if changed since last report.)
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                  INFORMATION TO BE INCLUDED IN THE REPORT

Item 5  Other Events

Issuance of Equity Securities Pursuant to Regulation D

        On March 25, 1998, Registrant entered into an agreement (the "RGC Agreement") with RGC International Investors, LDC ("RGC") whereby Registrant sold RGC 2,355,525 shares of Registrant's common stock (par value $.0001) for par value as an incentive for RGC to exercise outstanding warrants to acquire 4,500,000 shares of Registrant's common stock. The sale of the 2,355,525 shares of common stock was made in accordance with Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). The outstanding warrants were exercised on or about March 25, 1998, and the proceeds paid to Registrant from the exercise of warrants and the sale of the common stock totalled $13,711,050. The 2,355,525 shares of common stock have not been registered, though Registrant agreed to register such shares as soon as possible consistent with existing contractual obligations regarding registration of newly issued shares of common stock. Registrant currently anticipates registering such shares in September 1998. A copy of the RGC Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by this reference.

        On March 31, 1998, Registrant entered into an agreement (the "Combination Agreement") with Combination, Inc. ("Combination") whereby Registrant sold Combination 693,727 shares of Registrant's common stock for par value as an incentive for Combination to cause outstanding warrants for 1,956,273 shares of Registrant's common stock to be exercised. The warrants to be exercised were held by Econor Investment Corp., Ashline Ltd., American European Group, United International Insurance Co., Rutgers Casualty Insurance Co., Museum Assets, Ltd., Karlin Investments, Inc., and Tinboom Ltd. The sale of the 693,727 shares of common stock was made in accordance with Regulation D of the Securities Act. The outstanding warrants were exercised on April 1 and 2, 1998, and the proceeds paid to Registrant from the exercise of warrants and the sale of the common stock totalled $4,909,467.19. The 693,727 shares of common stock have not been registered, though Registrant agreed to register such shares as soon as possible consistent with existing contractual obligations regarding registration of newly issued shares of common stock. Registrant currently anticipates registering such shares in September 1998. A copy of the Combination Agreement is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by this reference.

     On April, 1, 1998, Registrant entered into an agreement (the "Fletcher Agreement") with Fletcher International Limited ("Fletcher") whereby Registrant sold Fletcher 1,696,429 shares of
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Registrant's common stock for par value as an incentive for Fletcher to exercise outstanding warrants to acquire 5,000,000 shares of Registrant's common stock. The sale of the 1,696,429 shares of common stock was made in accordance with Regulation D of the Securities Act. The outstanding warrants were exercised on April 1, 1998, and the proceeds paid to Registrant from the exercise of warrants and the sale of the common stock totalled $11,718,919.64. The 1,696,429 shares of common stock have not been registered, though Registrant agreed to register such shares as soon as possible consistent with existing contractual obligations regarding registration of newly issued shares of common stock. Registrant currently anticipates registering such shares in September 1998. If such shares are not registered by September 10, 1998, Registrant will be subject to certain penalties as set forth in Section 3A.a. of the Fletcher Agreement. A copy of the Fletcher Agreement is attached as Exhibit 10.3 to this Form 8-K and incorporated herein by this reference.

     Fletcher was also granted the right to acquire additional shares of Registrant's common stock at par value in the event that the price of the common stock falls below $3.09375 (the closing price of Registrant's common stock on March 31, 1998). That right expires on April 2, 2002, and may only be exercised twice, once if Registrant successfully completes a primary offering of common stock for proceeds in excess of $20,000,000, at a per share price of $5.00 or more, and underwritten by a nationally recognized investment bank pursuant to a standard underwriting agreement. The dollar value of the additional shares of common stock that Fletcher can acquire equals the difference between (X) the product of (i) the positive difference between (a) $3.09375 and (b) the market value of a share of Registrant's common stock on the date Fletcher elects to acquire the additional shares, and (ii) 6,696,429, less (Y) the product of (i) the market value of a share of Registrant's common stock on such date and (ii) the number of additional shares, if any, previously issued. Registrant has reserved 10 million shares of its common stock for issuance of those additional shares, though the exact number of shares that could be issued is unknown, and could exceed the number currently reserved. Fletcher's rights to receive such additional shares are more fully explained in Section 5 of the Fletcher Agreement.

     If Registrant is unable to issue shares of its common stock to Fletcher as required by the Fletcher Agreement, certain penalties will apply, and Registrant could be required to pay, as liquidated damages, the market value of the shares of common stock it cannot issue plus 15% annual interest form the date the common stock was to be issued to the date payment is made in full.


THE FOREGOING DESCRIPTION OF THE RGC AGREEMENT, THE COMBINATION AGREEMENT AND
THE FLETCHER AGREEMENT IS ONLY A BRIEF SUMMARY,
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DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
EXHIBIT 10.1, 10.2 AND 10.3 TO THIS REPORT ON FORM 8-K, WHICH IS INCORPORATED HEREIN BY THIS REFERENCE.

Item 7  Financial Statements, Pro Forma Financial Information and Exhibits

10.1 Letter Agreement dated March 25, 1998, between Registrant and RGC International Investors, LDC.

10.2 Letter Agreement dated March 31, 1998, between Registrant and Combination, Inc.

10.3 Warrant Exercise Agreement dated April 1, 1998, between Registrant and Fletcher International Limited.

99.1    Registrant's Press Release dated April 9, 1998.

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYQUEST TECHNOLOGY, INC.
                                        (Registrant)


Dated:  April 9, 1998                   By /s/ Bob L. Corey
                                        Bob L. Corey,
                                        Executive Vice President
                                        and
                                        Chief Financial Officer